CONSENT TO SUBLETTING

I.    PARTIES AND DATES.

This Consent to Subletting ("Consent") dated August 8, 2022, is by and between AUGUSTINE BOWERS LLC, a Delaware limited liability company ("Landlord"), EHEALTHINSURANCE SERVICES, INC., a Delaware corporation ("Tenant"), and SIFIVE, INC., a Delaware corporation ("Subtenant").

II.    RECITALS.

On April 25, 2018, Landlord and Tenant entered into an office space for space in a building owned by Landlord and located at 2625 Augustine Drive, Suites 101, 150, & 201, California (“Premises”), which lease has subsequently been amended by a First Amendment to Lease, dated August 15, 2019 (collectively, the “Lease”).

The Lease contains provisions which require, among other things, Tenant to obtain Landlord's consent to any subletting of the Premises. Tenant has requested Landlord to consent to a subletting of the Premises to Subtenant.

III.    CONSENT TO SUBLETTING.

A.    For valuable consideration including Tenant's and Subtenant's agreement to the provisions of this Consent, Landlord consents to a subletting to Subtenant of approximately 45,657 rentable square feet of the Premises as depicted on Exhibit A attached hereto (if applicable). Tenant and Subtenant agree that this Consent is conditioned upon their agreement that:

1. The sublease agreement ("Sublease") between Tenant and Subtenant is expressly subject to the provisions of the Lease, a copy of which Subtenant acknowledges it has received.

2. Tenant will deliver a copy of the Sublease to Landlord within five (5) business days of Landlord's request, provided that if the Sublease is not in writing, Tenant may deliver a reasonably detailed summary of the Sublease including information respecting the length of the term and the amount of rent and other charges payable under the Sublease, which summary shall be approved by Subtenant.

3. Tenant's obligations under the Lease shall not be affected by this Consent.

4. Landlord shall be entitled to receive any profits derived by Tenant from this subletting in accordance with the provisions of the Lease.

5. The provisions of the Lease respecting assignment and subletting are not waived with respect to future assignments and sublettings.

6. Subtenant is not claiming any interest in a right belonging solely to Tenant pursuant to the Lease.

7. The Lease is in full force and effect and that, to each party’s current actual knowledge, Landlord is not in breach of any provision of the Lease.

8. That if the Sublease terminates by reason of a termination of the Lease, Landlord may, at its option, by delivering written notice to Subtenant, assume the obligation of Tenant under the Sublease in which event Subtenant shall recognize Landlord as if it were Sublandlord under the Sublease.

    B.    Subtenant acknowledges that Landlord has made no representations regarding the status or provisions of the Lease, nor shall Landlord be deemed to have made any express or implied representation that Tenant is not in default thereunder.

    C.    The parties acknowledge that by virtue of the sublease contemplated herein, Tenant's right to extend the Lease provided for in Section 5 of Exhibit G shall hereafter be null and void.

    D.    Landlord will not unreasonably withhold its consent to the installation of any signage of Subtenant in locations otherwise assigned to Tenant so long as such signage consists only of the name “SiFive, Inc.” and its logo and otherwise complies with the terms and conditions applicable to signage set forth in the Lease.

IV.    SUBTENANT'S PRINCIPAL PLACE OF BUSINESS.

The address of Subtenant's principal place of business is:

        1875 S. Grant St., Suite 600, San Mateo 94402, Attention: Legal

        and after the commencement of the Sublease, the Premises, Attention Legal

V.    GENERAL.

    A.    EFFECT OF SUBLETTING. The Lease and Tenant's obligations to Landlord shall not be deemed to have been modified by this Consent.

    B.    ENTIRE AGREEMENT. This Consent embodies the entire understanding between Landlord, Tenant and Subtenant with respect to the subletting and can be changed only by an instrument in writing signed by the party against whom enforcement is sought.

    C.    COUNTERPARTS; DIGITAL SIGNATURES. If this Consent is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same Consent. In any action or proceeding, any photographic, photostatic, or other copy of this Consent may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Consent, if applicable, reflecting the execution of each of the parties, as a true and correct original.

    D.    DEFINED TERMS. All words commencing with initial capital letters in this Consent and defined in the Lease shall have the same meaning in this Consent as in the Lease.

    E.    CORPORATE AND PARTNERSHIP AUTHORITY. Each party to this Consent represents and warrants that the individual executing this Consent on its behalf is duly authorized to execute and deliver this Consent and that this Consent is binding upon the corporation, limited liability company or partnership in accordance with its terms.

    F.    ATTORNEYS' FEES. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Consent to Subletting.

VI.    EXECUTION.

Landlord, Tenant and Subtenant have entered into this Consent as of the date set forth in "I. PARTIES AND DATE" above.

LANDLORD:	TENANT:
AUGUSTINE BOWERS LLC,
a Delaware limited liability company

By: /s/ Steven M. Case
Steven M. Case
Executive Vice President
Office Properties

By: /s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President, Operations
Office Properties
EHEALTHINSURANCE SERVICES, INC., a Delaware corporation By: /s/ Fran Soistman Fran Soistman CEO By: /s/ Roman Rariy Roman Rariy COO/CTO
SUBTENANT:
/SH/	SIFIVE, INC., a Delaware corporation By: /s/ Patrick Little Patrick Little CEO By: /s/ Jay Vyas Jay Vyas CFO

EXHIBIT A

PREMISES